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                                                                   EXHIBIT 23(B)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-3), used to register 3 million UtiliCorp United Inc. common shares, of our reports dated January 31, 1994, incorporated by reference and included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.



Arthur Anderson LLP



Kansas City, Missouri,
February 13, 1995